Exhibit 10.7

AGREEMENT

THIS AGREEMENT (this “Agreement”) between Steven Paradis (“Paradis”), George W. Vieth, Jr. (“Vieth”) and AMF Bowling Worldwide, Inc. (“AMF”) is dated as of April 12, 2004.

WHEREAS, AMF and Vieth, former Interim Chief Executive Officer of AMF, are parties to an employment agreement dated as of December 6, 2002 (as amended as of November 18, 2003 (the “First Amendment”), December 31, 2003 (the “Second Amendment”) and January 31, 2004 (the “Third Amendment”), the “Employment Agreement”) that contains the following provision (the “Non-Compete Provision”) restricting, among other things, Vieth’s ability to directly or indirectly participate in the ownership or operation of bowling centers:

“Section 8(g) Non-Competition. During his employment and a two year period following any termination of employment (the “Restricted Period”), the Executive [Vieth] will not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, independent contractor, provider or personal services or otherwise) any person, corporation, partnership, association or entity that is, or intends to be, engaged in any business that competes with the Business (herein defined) of the Company [AMF] in any country in which the Company operates, competes or is engaged in the Business or at such time intends to so operate or become engaged in the Business (“Competitor”). “Business” means the business of operating bowling centers or manufacturing, distributing or selling bowling equipment or products.

Anything herein to the contrary notwithstanding, the parties agree that after his termination of employment with the Company, the Executive may own or hold a financial interest in up to two bowling centers so long as (i) no such center is in a market in which the Company has three or more bowling centers at the time of the Executive’s termination of employment, (ii) if any such center is in a market in which the Company has two or fewer bowling centers at the time of the Executive’s termination of employment, such center is at least fifteen miles driving distance from any of the Company’s bowling centers at the time of the Executive’s termination of employment and (iii) notwithstanding clause (ii) of this paragraph, if any such center is in the markets of Indianapolis, Nashville or Cincinnati, such center is at least ten miles driving distance of any of the Company’s bowling centers at the time of the Executive’s termination of employment.”

WHEREAS, Vieth’s employment with AMF terminated on February 27, 2004 (the “Termination Date”).

WHEREAS, Paradis has informed AMF of his intent to construct, own and operate bowling centers in the Louisville, Kentucky metropolitan area (the “Paradis KY Centers”);

WHEREAS, AMF owns and operates two bowling centers in the Louisville, Kentucky metropolitan area (the “AMF KY Centers”);

WHEREAS, in connection with his entrance into the bowling center industry, Paradis desires to enter into a business arrangement with Vieth to co-own one or more Paradis KY Centers;

WHEREAS, Paradis and Vieth each acknowledge the Non-Compete Provision and that, absent the agreements contained herein, Vieth’s ownership of any part of a Paradis KY Center located less than fifteen (15) miles driving distance from any AMF KY Center would interfere with and be a violation of the Non-Compete Provision.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Agreements:

(a) Modification to Vieth’s Non-Compete Provisions. AMF hereby agrees that, notwithstanding the Non-Compete Provision, Vieth shall be permitted to own or hold a financial interest in a single Paradis KY Center which is not at least fifteen (15) miles from each AMF KY Center; provided that the location of such Paradis KY Center is at least seven and one-half (7.5) miles driving distance from each AMF KY Center. It is understood that any such ownership by Vieth of a Paradis KY Center shall count towards the bowling center quantity limitation in the second paragraph of the Non-Compete Provision.

(b) Paradis Agreement. Paradis hereby agrees that, for a period of two (2) years after the Termination Date, he will not, nor will he prepare to, directly or indirectly, own, have an interest in, participate in, permit his name to be used by, become associated with (including as an advisor, representative, agent, independent contractor, provider or personal services or otherwise) or otherwise participate in, any person, corporation, partnership, association or entity that is engaged in, or intends to engage in, the operation of any bowling center within the Louisville, Kentucky metropolitan area where such bowling center is not, or would not be, located at least seven and one-half (7.5) miles driving distance from each AMF KY Center.

2. Enforcement. If, at the time of enforcement of Section 1(b), a court or other government agency holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or government agency shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Vieth’s services are unique and because Vieth has had access to the confidential information of AMF, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, AMF or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

3. Acknowledgments.

(a) Paradis acknowledges that the provisions of Section 1(b) are in consideration of: (i) AMF modifying the Non-Compete Provision to enable Vieth to participate with Paradis in the Enterprise as provided in Section 1(a) and (ii) other additional good and valuable consideration as set forth in this Agreement. In addition, Paradis agrees and acknowledges that the restrictions contained in Section 1(b) do not preclude Paradis from earning a livelihood. Paradis agrees and acknowledges that AMF is relying upon Paradis’ agreements and covenants made herein, and that AMF would not have entered into this Agreement with Paradis nor modified Vieth’s Non-Compete Provision were it not for such agreements and covenants. In addition, Paradis agrees and acknowledges that the potential harm to AMF of the non-enforcement of Section 1(b) outweighs any potential harm to Paradis of its enforcement by injunction or otherwise. Paradis acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Paradis by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of AMF now existing or to be developed in the future. Paradis expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

(b) Vieth hereby (i) acknowledges that except as explicitly modified by this Agreement, the provisions of the Employment Agreement which survived the termination of his employment by their own terms, including, without limitation, the Non-Compete Provision (as modified hereby), remain in full force and effect, (ii) reaffirms his obligation to comply with each such surviving provision and (iii) acknowledges the receipt and sufficiency of the consideration received by him pursuant to this Agreement.

4. Representations. Paradis hereby represents and warrants to AMF that (i) the execution, delivery and performance of this Agreement by Paradis does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Paradis is a party or by which he is bound and (ii) upon the execution and delivery of this Agreement by AMF and Vieth, this Agreement shall be the valid and binding obligation of Paradis, enforceable in accordance with its terms. Paradis hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

5. Miscellaneous.

(a) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent via facsimile, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the parties at the addresses set forth below. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service:

Notices to Vieth:

George W. Vieth,

Jr. 3365 Greenhill Lane

Louisville, Kentucky 40207

Notices to Paradis:

Steven Paradis

15 Poplar Hill Road

Louisville, KY 40207

Notices to AMF:

AMF Bowling Worldwide, Inc.

8100 AMF Drive

Mechanicsville, VA 23111

Attn: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties to this Agreement and their respective heirs, successors and assigns, provided that neither Paradis nor Vieth may assign his rights nor delegate his duties or obligations hereunder without the prior written consent of AMF.

(f) Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia, without giving effect to any choice of law or conflict of law rules or provisions.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMF BOWLING WORLDWIDE, INC.

By:	/s/ Christopher F. Caesar

Christopher F. Caesar
Its:	Senior Vice President/Chief Financial Officer

/s/ George W. Vieth, Jr.

George W. Vieth, Jr.

/s/ Steven Paradis

Steven Paradis